As filed with the Securities and Exchange Commission on September 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNOCO LP

SUNOCO FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware Delaware	30-0740483 47-3415419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arnold D. Dodderer

Sunoco GP LLC

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lande Spottswood

E. Ramey Layne

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/ proposed maximum aggregate offering price	Amount of registration fee
Common Units Representing Limited Partner Interests	(1)(2)	(3)
Preferred Units Representing Limited Partner Interests	(1)(2)	(3)
Debt Securities	(1)(2)	(3)
Guarantees of Debt Securities	(4)	(4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional common units is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common units or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the entire registration fee.
(4)

Subsidiaries of Sunoco LP may fully and unconditionally guarantee on an unsecured basis the debt securities of Sunoco LP and Sunoco Finance Corp. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
Aloha Petroleum LLC	Delaware	5172	47-4277565
Aloha Petroleum, Ltd.	Hawaii	5172	99-0170854
Sunmarks, LLC	Delaware	5172	23-2608837
Sunoco, LLC	Delaware	5172	46-4151222
Sunoco Caddo LLC	Delaware	5172	46-1340475
Sunoco NLR LLC	Delaware	5172	46-1335040
Sunoco Refined Products LLC	Delaware	5172	90-0794172
Sunoco Retail LLC	Pennsylvania	5172	81-1141412

(1)

The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 8111 Westchester Drive, Suite 400, Dallas, Texas 75225, (214) 981-0700.

PROSPECTUS

Common Units Representing Limited Partner Interests

Preferred Units Representing Limited Partner Interests

Debt Securities

Sunoco LP (the “Partnership,” “we,” “our” or “us”) may from time to time, in one or more offerings, offer and sell common units and preferred units representing limited partner interests in the Partnership. We, together with our wholly owned subsidiary, Sunoco Finance Corp., may from time to time, in one or more offerings, offer and sell debt securities described in this prospectus. Sunoco Finance Corp. may act as co-issuer of the debt securities and certain of our subsidiaries may guarantee the debt securities. We refer to the common units, the preferred units and the debt securities, including the guarantees, collectively as the “securities.” This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common units are listed on the New York Stock Exchange under the symbol “SUN.” On September 23, 2021, the last reported sale price of our common units on the New York Stock Exchange was $37.41.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the prospectus supplement or free writing prospectus relating to an offering, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are or may be incorporated by reference into this prospectus and any applicable prospectus supplement and free writing prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “SUN,” “we,” “our,” “us,” “Sunoco” and the “Partnership” in this prospectus, we mean Sunoco LP and its consolidated subsidiaries, unless otherwise specified. References in this prospectus to: (i) our “general partner” refer to Sunoco GP LLC, a Delaware limited liability company and the general partner of the Partnership; (ii) “ET” refer to Energy Transfer LP, a publicly traded Delaware limited partnership that owns and controls our general partner; and (iii) “Finance Corp.” refer to Sunoco Finance Corp., a wholly owned subsidiary of the Partnership that may act as co-issuer of any debt securities offered by this prospectus. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us is available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov. Our website address is http://www.sunocolp.com. The information on our website or any other website, however, is not, and should not be deemed to be, a part of this prospectus.

Our common units are listed and traded on the New York Stock Exchange under the symbol “SUN.” Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The registration statement, exhibits and schedules are available through the SEC’s website.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC containing that information. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.

Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (excluding information deemed to be furnished and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, filed on May 7, 2021, and June 30, 2021, filed on August 5, 2021;

•	Our Current Reports on Form 8-K filed on January 28, 2021, April 22, 2021, May 26, 2021, and July 22, 2021; and

•	The description of our common units contained in the Registration Statement on Form 8-A, filed September 17, 2012, and any subsequently filed amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sunoco LP

Attn: Investor Relations

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

IR@sunocolp.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any prospectus supplement. You may also obtain copies of these filings, at no cost, by accessing our website at www.sunocolp.com; however, the information found on our website is not considered part of this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and the documents we incorporate by reference may contain forward-looking statements. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Statements using words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast,” assume,” “estimate,” “continue,” “position,” “predict,” “project,” “goal,” “strategy,” “budget,” “potential,” “will” and other similar words or phrases are used to help identify forward-looking statements, although not all forward-looking statements contain such identifying words. Descriptions of our objectives, goals, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings and benefits are also forward-looking statements. These forward-looking statements are based on our current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements, including:

•	our ability to make, complete and integrate acquisitions from affiliates or third-parties;

•	the business strategy and operations of ET and its conflicts of interest with us;

•	changes in the price of, and demand for, the motor fuel that we distribute and our ability to appropriately hedge any motor fuel we hold in inventory;

•	our dependence on limited principal suppliers;

•	competition in the wholesale motor fuel distribution and retail store industry;

•	changing customer preferences for alternate fuel sources or improvement in fuel efficiency;

•

volatility of fuel prices or a prolonged period of low fuel prices and the effects of actions by, or disputes among or between, oil producing countries with respect to matters related to the price or production of oil;

•	impacts of world health events, including the coronavirus pandemic;

•	changes in our credit rating, as assigned by rating agencies;

•	a deterioration in the credit and/or capital markets;

•	general economic conditions;

•	environmental, tax and other federal, state and local laws and regulations;

•	the fact that we are not fully insured against all risks incident to our business;

•	dangers inherent in the storage and transportation of motor fuel;

•	our ability to manage growth and/or control costs;

•	our reliance on senior management, supplier trade credit and information technology; and

•

our partnership structure, which may create conflicts of interest between us and Sunoco GP LLC, our general partner, and its affiliates, and limits the fiduciary duties of our general partner and its affiliates.

New factors that could impact forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus or documents incorporated by reference herein, including those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our subsequent Quarterly Reports on Form 10-Q, other subsequent filings with the SEC and any prospectus supplement. Should one or more of the risks or uncertainties described or referenced in this prospectus or our most recently filed periodic reports occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements express or implied, are expressly qualified in their entirety by the foregoing cautionary statements.

The list of factors that could affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this prospectus are based on, and include, our estimates as of the date hereof. We anticipate that subsequent events and market developments will cause our estimates to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as required by law, even if new information becomes available in the future.

ABOUT SUNOCO LP

We are a Delaware master limited partnership primarily engaged in the distribution of motor fuels to independent dealers, distributors, and other customers and the distribution of motor fuels to end customers at retail sites operated by commission agents. In addition, we receive rental income through the leasing or subleasing of real estate used in the retail distribution of motor fuels. We also operate 78 retail stores located in Hawaii and New Jersey.

We are managed by our general partner, which is owned by ET. As of September 24, 2021, ET owned 100% of the membership interests in our general partner, all of our incentive distribution rights and approximately 34.1% of our common units, which constitutes a 28.5% limited partner interest in us.

We believe we are one of the largest independent motor fuel distributors by gallons in the United States and one of the largest distributors of Chevron, Exxon, and Valero branded motor fuel in the United States. In addition to distributing motor fuel, we also distribute other petroleum products such as propane and lubricating oil.

We purchase motor fuel primarily from independent refiners and major oil companies and distribute it across more than 30 states throughout the East Coast, Midwest, South Central and Southeast regions of the United States, as well as Hawaii to:

•	78 company-owned and operated retail stores;

•	539 independently operated commission agent locations where we sell motor fuel to retail customers under commission arrangements with such operators;

•	6,759 retail stores operated by independent operators, which we refer to as “dealers” or “distributors,” pursuant to long-term distribution agreements; and

•	2,493 other commercial customers, including unbranded retail stores, other fuel distributors, school districts, municipalities and other industrial customers.

Our retail stores operate under several brands, including our proprietary brands APlus and Aloha Island Mart, and offer a broad selection of food, beverages, snacks, grocery and non-food merchandise, motor fuels and other services.

Our principal executive offices are located at 8111 Westchester Drive, Suite 400, Dallas, Texas 75225, and our telephone phone number is (214) 981-0700.

For additional information as to our business, properties and financial condition, please read “Where You Can Find More Information; Incorporation by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general partnership purposes, which may include repayment or repurchase of outstanding indebtedness, the acquisition of businesses, other capital expenditures and additions to working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON UNITS

The Common Units

The common units represent limited partner interests in Sunoco LP. The holders of common units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Our Cash Distribution Policy.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “Our Partnership Agreement.”

Our common units are listed on the New York Stock Exchange under the symbol “SUN.”

Voting Rights

The holders of the outstanding common units are entitled to one vote per unit on all matters voted on by unitholders.

Liquidation Rights

Subject to the preferential rights holder of Class C units, in the event of a liquidation, dissolution or winding up of the Partnership, the holders of common units are entitled to receive distributions of the assets remaining after satisfaction of all discharge liabilities in accordance with, and to the extent of, the positive balances in their respective capital accounts.

Transfer Agent and Registrar

Duties

Computershare Trust Company, N.A. serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by our unitholders:

•	surety bond premiums to replace lost or stolen certificates or to cover taxes and other governmental charges;

•	special charges for services requested by a common unitholder; and

•	other similar fees or charges.

There is no charge to our unitholders for disbursements of our cash distributions. We indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for their activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign by notice to us or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Upon a transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

DESCRIPTION OF PREFERRED UNITS

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have special voting rights to which our common units are not entitled.

If we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

•	the public offering price at which the preferred units will be issued;

•	any conversion or exchange provisions of the preferred units;

•	any redemption or sinking fund provisions of the preferred units;

•	the distribution rights of the preferred units, if any;

•	a discussion of any additional material federal income tax considerations regarding the preferred units; and

•	any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

The transfer agent and registrar for any preferred units will be designated in the applicable prospectus supplement.

OUR CASH DISTRIBUTION POLICY

Our partnership agreement requires that, within 60 days after the end of each quarter, we will distribute all of our available cash to common unitholders of record on the applicable record date.

Definition of Available Cash

Available cash, for any quarter, generally consists of all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves that our general partner establishes to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements or any other obligation; or

•

provide funds for distributions to our unitholders for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for the payment of distributions unless it determines that the establishment of such reserves will not prevent us from distributing the minimum quarterly distribution on all common units for the current quarter);

•

plus, if our general partner so determines on the date of determination, all or any portion of the cash on hand immediately prior to the date of distribution of available cash for the quarter, including cash on hand resulting from working capital borrowings made after the end of the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash received by us after the end of the quarter but on or before the date of distribution of available cash for that quarter, including cash on hand resulting from working capital borrowings made after the end of the quarter, to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are borrowings that are made under a credit agreement, commercial paper facility or similar financing arrangement with the intent to repay such borrowings within twelve months from sources other than additional working capital borrowings, and that are used solely for working capital purposes or to pay distributions to partners.

Intent to Distribute the Minimum Quarterly Distribution

We intend to distribute to the holders of common units at least the minimum quarterly distribution of $0.4375 per unit, or $1.75 on an annualized basis (the “minimum quarterly distribution”), to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner and its affiliates. However, there is no guarantee that we will pay the minimum quarterly distribution on the common units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

Class C Units

Our partnership agreement provides that our Class C units are entitled to receive quarterly distributions at a rate of $0.868176 per Class C unit. The distributions on the Class C units will be paid out of our available cash, except that the Class C units will not share in distributions of cash to the extent such cash is derived from or attributable to any distribution received by us from Sunoco Retail LLC (“SUN Retail”), the proceeds of any sale of the membership interests in SUN Retail, or any interest or principal payments received by us with respect to indebtedness of SUN Retail or its subsidiaries (the “SUN Retail available cash”). The Class C units are entitled to receive distributions of our available cash (other than SUN Retail available cash) prior to distributions of such cash being made on our common units. Any unpaid distributions on the Class C units will accrue interest at a rate of 1.5% per annum until paid in full in cash. The Class C units are perpetual and do not have any rights of redemption or conversion.

General Partner Interest and Incentive Distribution Rights

Our general partner owns a non-economic general partner interest. ET holds all our incentive distribution rights (“IDRs”), which entitle ET to receive increasing percentages, up to a maximum of 50.0%, of the cash that we distribute from operating surplus (as defined below) in excess of $0.503125 per common unit per quarter. The maximum distribution of 50.0% does not include any distributions that ET may receive on any limited partner units that it owns.

Operating Surplus and Capital Surplus

All cash distributed to our unitholders is characterized as being paid from either “operating surplus” or “capital surplus.” We distribute available cash from operating surplus differently than available cash from capital surplus. Operating surplus distributions will be made to our unitholders and, if we make quarterly distributions above the first target distribution level described below, to the holder of our IDRs. We do not anticipate that we will make any distributions from capital surplus. In such an event, however, any capital surplus distribution would generally be made first to the holders of Class C units, pro rata, of the amount of accrued and unpaid distributions, and then pro rata to all unitholders.

Definition of Operating Surplus

Operating surplus for any period generally means:

•	$25.0 million (as described below); plus

•

all of our cash receipts, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of any hedge contract prior to its stipulated settlement or termination date will be included in equal quarterly installments over the remaining scheduled life of such hedge contract had it not been terminated; plus

•	working capital borrowings made after the end of a period but on or before the date of distribution of operating surplus for that period; plus

•

cash distributions paid on equity issued (including incremental distributions on IDRs), to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital asset until the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•

cash distributions paid on equity issued (including incremental distributions on IDRs), to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the expansion capital expenditures referred to above, in each case, in respect of the period from the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital asset until the earlier to occur of the date the capital asset is placed in service and the date that it is abandoned or disposed of; less

•	all of our operating expenditures (as defined below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve-month period with the proceeds of additional working capital borrowings; less

•	any cash loss realized on the disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, it includes a basket of

$25.0 million that enables us, if we choose, to distribute as operating surplus up to that amount of cash we receive from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including certain cash distributions on equity interests in operating surplus, as described above, will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to that amount of cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

We define operating expenditures as all of its cash expenditures, including, but not limited to, taxes, reimbursement of expenses to our general partner or its affiliates, payments made in the ordinary course of business under interest rate hedge agreements or commodity hedge agreements (provided that (1) payments made in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract will be amortized over the life of the applicable interest rate hedge contract or commodity hedge contract and (2) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such contract), compensation of officers, directors and employees of our general partner, repayment of working capital borrowings, debt service payments and maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures do not include:

•	repayment of working capital borrowings deducted from operating surplus pursuant to the penultimate bullet point of the definition of operating surplus above when such repayment actually occurs;

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	expansion capital expenditures;

•	investment capital expenditures;

•	payment of transaction expenses relating to interim capital transactions;

•	distributions to our partners (including distributions in respect of our IDRs); or

•	repurchases of equity interests (other than repurchases to satisfy obligations under employee benefit plans) or reimbursements of our general partner for such purchases.

Interim Capital Transactions

We define cash from interim capital transactions to include proceeds from:

•	borrowings other than working capital borrowings;

•	sales of equity and debt securities; and

•

sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or assets sold or disposed of as part of normal retirement or replacement of assets.

Capital Surplus

Capital surplus is defined as any distribution of available cash in excess of operating surplus. Although the cash proceeds from interim capital transactions do not increase operating surplus, all distributions of available cash from whatever source are deemed to be from operating surplus until cumulative distributions of available cash exceed cumulative operating surplus. Thereafter, all distributions of available cash are deemed to be from capital surplus to the extent they continue to exceed cumulative operating surplus.

Characterization of Cash Distributions

We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $25.0 million in addition to our cash balance on the closing date of our initial public offering, cash receipts from our operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to $25.0 million of cash we receive in the future from interim capital transactions that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

Maintenance capital expenditures reduce operating surplus, but expansion capital expenditures and investment capital expenditures do not. Under our partnership agreement, maintenance capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity, while expansion capital expenditures are capital expenditures that we expect will increase our operating income or operating capacity over the long term. Examples of maintenance capital expenditures include those expenditures we make to maintain existing contract volumes or renew existing distribution contracts, maintain its real estate leased to third-party dealers in leaseable condition or maintain its company operated convenience stores. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions in respect of equity issued (including incremental distributions on IDRs), other than equity issued in any offering, to finance all or any portion of the construction or development of a replacement asset that are paid in respect of the period that begins when we enter into a binding obligation to commence construction or development of a replacement asset and ending on the earlier to occur of the date that such replacement asset commences commercial service and the date that it is disposed of or abandoned. Capital expenditures made solely for investment purposes are not considered maintenance capital expenditures.

Expansion capital expenditures are capital expenditures made to increase our operating capacity over the long term. Examples of expansion capital expenditures include the acquisition of new properties or equipment, to the extent such capital expenditures are expected to expand our long-term operating capacity. Expansion capital expenditures also include interest (and related fees) on debt incurred and distributions in respect of equity issued (including incremental distributions on IDRs) to finance all or any portion of the construction of a capital improvement paid in respect of the period that commences when we enter into a binding obligation to commence construction of a capital improvement and ending on the earlier to occur of the date such capital improvement commences commercial service and the date that it is disposed of or abandoned. Capital expenditures made solely for investment purposes are not be considered expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or the development of assets that are in excess of those needed for the maintenance of our existing operating capacity, but which are not expected to expand, for more than the short term, its operating capacity.

As described above, neither investment capital expenditures nor expansion capital expenditures are included in operating expenditures, and thus do not reduce operating surplus. Because expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of the construction, acquisition or development of a capital improvement during the period that begins when we enter into a binding obligation to commence construction, acquisition or development of a capital improvement and ending on the earlier to occur of the date such capital improvement commences commercial service and the date that it is disposed of or abandoned, such interest payments also do not reduce operating surplus. Losses on the disposition of an investment capital expenditure will reduce operating surplus when realized and cash receipts from an investment capital expenditure will be treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes are allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by our general partner.

Distributions of Available Cash from Operating Surplus

We will make distributions of available cash from operating surplus for any quarter in the following manner:

•	first, to the holders of our Class C units to the extent of the distribution preference on the Class C units, as described above under “Our Cash Distribution Policy—Class C Units.”

•	second, to all of our unitholders holding common units, pro rata, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner as described in the section of this prospectus entitled “—Incentive Distribution Rights” below.

The preceding discussion is based on the assumption that we do not issue additional classes of equity interests.

General Partner Interest

Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. However, our general partner may in the future own common units or other equity interests in us, and will be entitled to receive distributions on such interests.

Incentive Distribution Rights

IDRs represent the right to receive an increasing percentage (15.0%, 25.0% and 50.0%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. ET currently holds all of our IDRs, but may transfer these rights, subject to restrictions in our partnership agreement.

The following discussion assumes that ET continues to own our IDRs.

If for any quarter we have distributed available cash from operating surplus to the holders of our Class C units to the extent of their distribution preference and to our common unitholders in an amount equal to the minimum quarterly distribution then we will make distributions of available cash from operating surplus for that quarter in the following manner:

•	first, to all unitholders holding common units, pro rata, until each unitholder receives a total of $0.503125 per common unit for that quarter (the “first target distribution”);

•

second, 85.0% to all unitholders holding common units, pro rata, and 15.0% to ET (in its capacity as the holder of our IDRs), until each unitholder receives a total of $0.546875 per common unit for that quarter (the “second target distribution”);

•

third, 75.0% to all unitholders holding common units, pro rata, and 25.0% to ET (in its capacity as the holder of our IDRs), until each unitholder receives a total of $0.65625 per common unit for that quarter (the “third target distribution”); and

•	thereafter, 50.0% to all unitholders holding common units, pro rata, and 50.0% to ET (in its capacity as the holder of our IDRs).

Distributions from Capital Surplus

We will make distributions of available cash from capital surplus, if any, in the following manner once the required distributions of available cash (other than SUN Retail available cash) are made to the Class C unitholders:

•	first, to all unitholders holding common units, pro rata, until the minimum quarterly distribution level has been reduced to zero as described below; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph assumes that we do not issue additional classes of equity interests.

Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion that the distribution had to the fair market value of our common units immediately prior to the announcement of the distribution (or the average of the closing prices for the 20 consecutive trading days immediately prior to the ex-dividend date). Because distributions of capital surplus will reduce our minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for ET (in its capacity as the holder of our IDRs) to receive incentive distributions.

Once we distribute capital surplus on a unit in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, first, to the holders of Class C units to the extent required, and then, 50% being paid to the holders of our common units and 50% to ET (in its capacity as the holder of Sunoco’s IDRs), assuming that ET has not transferred the IDRs.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, it will reduce the minimum quarterly distribution and the target distribution levels for each quarter may, in the sole discretion of our general partner, be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter) and the denominator of which is the sum of available cash for that quarter before any adjustment for estimated taxes. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General. If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of its creditors. We will distribute any remaining proceeds to the unitholders and the holder of our IDRs, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of its assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to permit holders of our common units to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs. However, there may not be sufficient gain upon our liquidation to enable our common unitholders to fully recover all of these amounts. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the IDRs.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in our partnership agreement. We will generally allocate any gain to its partners in the following manner:

•

first, to the holders of our Class C units, pro rata, until the capital account for each Class C unit is equal to the sum of: (1) the unrecovered initial unit price for that Class C unit; and (2) the unpaid amount of all accrued but unpaid distributions on that Class C unit;

•	second, to all our common unitholders, pro rata, until the capital account for each common unit is equal to the sum of:

•	the unrecovered initial unit price; and

•	the unpaid amount of the minimum quarterly distribution for the quarter during which the liquidation occurs;

•	third, to all our common unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to:

•	the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

•

the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit for each quarter of our existence that we distributed to the unitholders, pro rata;

•	fourth, 85.0% to all our common unitholders, pro rata, and 15.0% to ET (in its capacity as the holder of our IDRs), until we allocate under this paragraph an amount per unit equal to:

•	the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

•

the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit for each quarter of our existence that we distributed 85.0% to the unitholders, pro rata, and 15.0% to ET (in its capacity as the holder of our IDRs);

•	fifth, 75.0% to all our common unitholders, pro rata, and 25.0% to ET (in its capacity as the holder of our IDRs), until we allocate under this paragraph an amount per unit equal to:

•	the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

•

the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit for each quarter of our existence that we distributed 75.0% to the unitholders, pro rata, and 25.0% to ET (in its capacity as the holder of our IDRs); and

•	thereafter, 50.0% to all our common unitholders, pro rata, and 50.0% to ET (in its capacity as the holder of our IDRs).

Notwithstanding the foregoing, if immediately prior to making allocations pursuant to the fourth, fifth and sixth clauses above, the capital account of each common unit equals or exceeds the issue price of our Class C units ($38.5856), then we will allocate 1.0% of the remaining items of gain (other than gain attributable to SUN Retail) to the holders of Class C units, pro rata.

Manner of Adjustments for Losses

We will generally allocate any loss to its unitholders in the following manner:

•	first, to our common unitholders, pro rata, until the capital accounts of our common unitholders have been reduced to zero; and

•	thereafter, to the holders of our Class C units, pro rata, until the capital accounts of the Class C units have been reduced to zero;

provided, that Class C units will not be allocated any items of loss attributable to the ownership or sale of our membership interests in SUN Retail or any indebtedness of SUN Retail or its subsidiaries.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we generally will allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the holders of our IDRs in the same manner as we allocate gain upon liquidation. By contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to our common unitholders based on their percentage ownership in the Partnership. In the event we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our common unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made. The Class C units will not be allocated any items of gain or loss attributable to our ownership or sale of the membership interests in SUN Retail or any indebtedness of SUN Retail or its subsidiaries.

OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Our Cash Distribution Policy”;

•	with regard to transfer of common units, please read “Description of Common Units—Transfer of Common Units”; and

•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Consequences.”

Organization and Duration

Our partnership was organized in June 2012 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of the wholesale distribution of motor fuels and other petroleum products and the retail sale of motor fuel and the operation of convenience stores, our general partner has no plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we make cash distributions to holders of our common units and other partnership securities, including our Class C units, as well as to ET in respect of our IDRs. For a description of these cash distribution provisions, please read “Our Cash Distribution Policy.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Voting Rights

The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common units, voting as a single class.

In voting their common units, ET and its affiliates have no fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners.

Issuance of additional units	No approval right. Please read “—Issuance of Additional Partnership Interests.”

Amendment of our partnership agreement	Certain amendments may be made by our general partner without the approval of our unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority in certain circumstances. Please read “—Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Dissolution.”

Withdrawal of our general partner	Under most circumstances, the approval of the holders of a majority of our common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to September 30, 2022, in a manner that would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Not less than 66 2⁄3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of Our General Partner.”

Transfer of our general partner interest	No approval right. Please read “—Transfer of General Partner Interest.”

Transfer of ownership interests in our general partner	No approval right. Please read “—Transfer of Ownership Interests in Our General Partner.”

Transfer of incentive distribution rights	No approval right. Please read “—Transfer of Incentive Distribution Rights.”

If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units then outstanding, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the specific approval of our general partner.

Voting Rights of Class C Units

The holders of Class C units do not have any voting, consent or approval rights with respect to such Class C units, except as otherwise required by any non-waivable provision of law. With respect to any matter on which the holders of Class C units are entitled to vote, each Class C unit will be entitled to one vote on such matter and will vote together with the common units as a single class.

Voting Rights of Incentive Distribution Rights

If a majority of the IDRs are held by our general partner and its affiliates, the holders of IDRs will have no right to vote in respect of such rights on any matter, unless otherwise required by law, and the holders of our IDRs, in their capacity as such, shall be deemed to have approved any matter approved by our general partner.

If less than a majority of the IDRs are held by our general partner and its affiliates, the IDRs will be entitled to vote on all matters submitted to a vote of unitholders, other than amendments and other matters that our general partner determines do not adversely affect the holders of our IDRs in any material respect. On any matter in which the holders of our IDRs are entitled to vote, such holders will vote together with the common units as a single class (except in the case of any amendment to our partnership agreement that would have a material adverse effect on the rights of any class and require the separate approval of the class affected under the provisions of our partnership agreement), and such IDRs shall be treated in all respects as common units when sending notices of a meeting of our limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The relative voting power of the holders of our IDRs and the common units will be set in the same proportion that the cumulative cash distributions, if any, in respect of the IDRs for the four consecutive quarters prior to the record date for the vote bear to the cumulative cash distributions in respect of such class of units for such four quarters.

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

•

arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among our limited partners or of our limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

•	asserting a claim arising pursuant to any provision of the Delaware Act; or

•	asserting a claim governed by the internal affairs doctrine,

will be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction). By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that the limited partner otherwise acts in conformity with the provisions of the partnership agreement, the limited partner’s liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital the limited partner is obligated to contribute to us for its common units plus the limited partner’s share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the Partnership, except that such person is not obligated for liabilities unknown to such person at the time such person became a limited partner and that could not be ascertained from our partnership agreement.

Our subsidiaries currently conduct business in several states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as owner of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiaries or otherwise, it were to be determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right, or exercise of the right, by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of our limited partners.

Issuance of Additional Partnership Interests

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of our unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing common unitholders in our distributions of available cash. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing common unitholders in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled or be senior in right of distribution to the common units. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity interests which effectively rank senior to the common units.

Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue partnership interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of itself and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The common unitholders will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests.

On January 1, 2016, we issued an aggregate of 16,410,780 Class C units consisting of (i) 5,242,113 Class C units that were issued to Aloha Petroleum, Ltd. (“Aloha”) as consideration for the contribution by Aloha to an indirect wholly owned subsidiary of the Partnership of all of Aloha’s assets relating to the wholesale supply of fuel and lubricants; and (ii) 11,168,667 Class C units that were issued to indirect wholly owned subsidiaries of the Partnership in exchange for all of the outstanding Class A units held by such subsidiaries. For a complete description of our Class C units, please read our Current Report on Form 8-K filed with the SEC on January 5, 2016.

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. Our general partner, however, will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. In order to adopt a proposed amendment, other than the amendments discussed under “—No Unitholder Approval” below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provisions of our partnership agreement preventing the amendments having the effects described in any of the clauses above can only be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

•	a change in our name, the location of the principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already treated as such);

•	a change in our fiscal year or taxable year and related changes;

•

an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not substantially similar to plan asset regulations currently applied or proposed;

•

an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of partnership interests or rights to acquire partnership interests;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•

any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement;

•

an amendment that is necessary to require the limited partners to provide a statement, certification or other proof to us regarding whether such limited partner is subject to U.S. federal income taxation on the income generated by us;

•

conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner or transferee in connection with a merger or consolidation approved in connection with our partnership agreement, or if our general partner determines that those amendments:

•	do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•

are required to effect the intent expressed in the prospectus used in our initial public offering or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that would reduce or increase the voting percentage required to take any action other than to remove our general partner or call a meeting of unitholders is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced or increased.

For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in our being treated as a taxable entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger or consolidation of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interest of us or our limited partners. Our general partner may, however, consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement (other than an amendment that our general partner could adopt without the consent of other partners), each of our partnership interests will be an identical partnership interest following the transaction and the partnership interests to be issued do not exceed 20% of our outstanding partnership interests (other than IDRs) immediately prior to the transaction.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval. If the conditions specified in our partnership agreement are satisfied, our general partner may also convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed limited liability entity that has no assets, liabilities or operations, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our general partner with substantially the same rights and obligations as those contained in our partnership agreement. Our unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership pursuant to the provisions of the Delaware Act; or

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its non-economic general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority, may also elect, within specific time limitations, to reconstitute us and continue our business on the same terms and conditions described in our partnership agreement by appointing as successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability under the Delaware Act of any limited partner; and

•

neither our partnership, the reconstituted limited partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed) upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation as described in “Our Cash Distribution Policy—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner on or prior to September 30, 2022 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. After September 30, 2022, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ advance notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ advance notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its non-economic general partner interest in us without the approval of the unitholders. Please read “—Transfer of General Partner Interest” and “—Transfer of Incentive Distribution Rights.”

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its non-economic general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “—Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units, voting as separate classes. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

In the event of the removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner and the IDRs of its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and the IDRs of its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days after the effective date of the departing general partner’s withdrawal or removal, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days after the withdrawal or removal, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its IDRs will automatically convert into common units with a value equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Our general partner may at its option transfer all or any part of its general partner interest without approval from the unitholders, so long as:

•	the transferee agrees to assume the rights and duties of our general partner under our partnership agreement and agrees to be bound by the provisions of our partnership agreement;

•

we receive an opinion of counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any unitholders or cause us to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed); and

•

such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest held by our general partner as the general partner or managing member, if any, of any of our subsidiaries.

In the case of a transfer of the general partner interest, the transferee or successor will be subject to compliance with the terms of our partnership agreement and will be admitted as our general partner effective immediately prior to the transfer of the general partner interest.

Our general partner and its affiliates, including ET, may, at any time, transfer common units or IDRs to one or more persons, without unitholder approval.

Transfer of Ownership Interests in Our General Partner

At any time, the owner of our general partner, may sell or transfer all or part of its ownership interest in our general partner to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

At any time, our general partner and its affiliates may sell or transfer all or a portion of their IDRs to an affiliate or third party without the approval of our unitholders.

By transfer of IDRs in accordance with our partnership agreement, each transferee of IDRs will be admitted as a limited partner with respect to the IDRs transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically becomes bound by the terms and conditions of our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement.

Our general partner will cause any transfers to be recorded on our books and records.

We may, at our discretion, treat the nominee holder of IDRs as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

IDRs are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner for the transferred IDRs.

Until an IDR has been transferred on our books, we and the transfer agent may treat the record holder of the unit or right as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Sunoco GP LLC as our general partner or from otherwise changing our management. Please read “—Withdrawal or Removal of Our General Partner” for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of partnership interests, that person or group loses voting rights on all of such person’s or group’s partnership interests. This loss of voting rights does not apply in certain circumstances. Please read “—Meetings; Voting.”

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of such a purchase is the greater of:

•

the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of such class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the average of the daily closing prices per limited partner interest of such class for the 20 consecutive trading days immediately preceding the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material U.S. Federal Income Tax Consequences—Disposition of Common Units.”

Non-Taxpaying Holders; Redemption

To avoid any adverse effect on the maximum applicable rates chargeable to customers by us or any of our future subsidiaries, or in order to reverse an adverse determination that has occurred regarding such maximum rate, our partnership agreement provides our general partner the power to amend the agreement. If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by our subsidiaries, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the U.S. federal income tax status of our limited partners (and their owners, to the extent relevant); and

•

permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Citizen Assignees; Redemption

If our general partner, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the nationality, citizenship or other related status of our limited partners (and their owners, to the extent relevant); and

•

permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by our general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting

Except as described below regarding certain persons or groups owning 20% or more of any class of partnership interests then outstanding and, except for Class C units, record holders of limited partner interests on the record date are entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of our unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us (excluding Class C unitholders), although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Partnership Interests.” However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner or its affiliates or a purchaser specifically approved by our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of partnership interests then outstanding, that person or group will lose voting rights on all of its partnership interests and the partnership interests may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record common unitholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By the transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under “— Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar liabilities:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•

any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•

any person who is or was serving at the request of our general partner, any departing general partner or any of their affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses will include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine the expenses that are allocable to us. Our partnership agreement does not limit the amount of expenses for which our general partner and its affiliates may be reimbursed.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

We furnish or make available to record holders of our units or other partnership interests, within 60 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for our fourth quarter, we also furnish or make available unaudited financial information within 40 days after the close of each quarter. We are deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

We furnish each record holder of a unit with information reasonably required for U.S. federal, state and local tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders depends on their cooperation in supplying us with specific information. Every unitholder will receive information to assist him in determining his U.S. federal and state tax liability and in filing his U.S. federal and state income tax returns, regardless of whether he supplies us with the necessary information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

•

true and full information regarding the status of our business and financial condition (provided that obligation shall be satisfied to the extent the limited partner is furnished our most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the SEC pursuant to Section 13 of the Exchange Act);

•	a current list of the name and last known address of each record holder; and

•

a copy of our partnership agreement, our certificate of limited partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney under which they have been executed.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other limited partner interests proposed to be sold by our general partner or any of its affiliates, including ET or its assignees, if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

As used in this section only, (i) the term “Partnership” refers to Sunoco LP and not to any of its subsidiaries, (ii) the term “Finance Corp.” refers to Sunoco Finance Corp., and (iii) the terms “we,” “our,” “us” or “Issuers” refer to the Partnership and Finance Corp., unless expressly stated or the context otherwise requires.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of our general partner and set forth or determined in the manner provided in a resolution of the board of directors of our general partner, in an officer’s certificate or by a supplemental indenture (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange (Section 2.7).

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please read “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than the Partnership) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after (i) we receive written notice from the trustee or (ii) the Issuers and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Issuers;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to conform the applicable indenture, the debt securities and any debt security guarantees to any provision of this “Description of Debt Securities” section or any subsequent description of debt securities contained in any prospectus supplement to the extent that such provision in this section “Description of Debt Securities” or any subsequent description of debt securities contained in any prospectus supplement is intended to be a verbatim recitation of a provision of the applicable indenture, the debt securities or the debt security guarantees, as applicable;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Guarantees

The indenture provides that our subsidiaries may be designated as guarantors of the debt securities of any series that we issue to the extent any such subsidiary executes a notation of guarantee in accordance with the terms of the indenture. Subject to the exceptions and limitations explicitly set forth in the indenture, the guarantors of our debt securities will, among other things, (i) jointly and severally, fully, unconditionally and absolutely guarantee to the holders and to the trustee of the applicable series of debt securities the due and punctual payment of principal and interest and all other amounts due and payable under the indenture and the applicable debt securities, when and as such principal and interest shall become due and payable and (ii) become obligated to pay any amount due immediately upon our failure to pay the same. (Section 10.1).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms will provide money or government obligations in an amount sufficient (and, in the case of the deposit of government obligations or a combination of government obligations and money, in the opinion of an investment bank or nationally recognized firm of independent public accountants) to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service (“IRS”) a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient (and, in the case of the deposit of government obligations or a combination of government obligations and money, in the opinion of an investment bank or nationally recognized firm of independent public accountants) to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Unitholders

None of our past, present or future directors, officers, employees or unitholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 12.10).

INVESTMENT IN SUNOCO LP BY EMPLOYEE BENEFIT PLANS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, and restrictions imposed by Section 4975 of the Internal Revenue Code if such plans are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or provisions under any state, local, non-U.S. or other laws or regulations similar to such provisions of ERISA or the Internal Revenue Code (“Similar Laws”). As used herein, the term “employee benefit plan” or “plan” includes, but is not limited to, tax-qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts (“IRAs”) established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements.

This summary is based on the provisions of ERISA and the Internal Revenue Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and future legislation, court decisions, administrative regulations, rulings or pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and, therefore, may apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

In considering an investment in our securities with any portion of the assets of an employee benefit plan, a fiduciary of the employee benefit plan should consider, among other things, whether the investment is in accordance with the applicable provisions of ERISA, the Internal Revenue Code or any applicable Similar Law relating to the fiduciary’s duties to the employee benefit plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA or applicable Similar Laws;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA or applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the plan;

•	whether making such investment will comply with the prohibited transaction provisions under Section 406 of ERISA, Section 4975 of the Internal Revenue Code and applicable Similar Laws;

•	whether the plan will be considered to hold, as plan assets, (i) securities or (ii) an undivided interest in our underlying assets;

•

whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read “Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors.”

•	the effect of an imposition of income taxes on the potential investment return for an otherwise tax-exempt investor; and

•	whether, as a result of the investment, such plan will be required to file an exempt organization business income tax return with the IRS.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the employee benefit plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code. The acquisition and/or holding of the securities by an employee benefit plan with respect to which we or the initial purchasers are considered a party in interest or a disqualified person, may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, unless the securities are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of common units. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between employee benefit plans and parties in interest or disqualified persons that are not fiduciaries with respect to the transaction, could apply. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our common units and debt securities may not be purchased or held by any person investing “plan assets” of any employee benefit plan, unless such purchase and holding (or conversion, if any) will not constitute a non-exempt prohibited transaction under ERISA or the Internal Revenue Code or similar violation of any applicable Similar Laws.

Plan Assets

In addition to considering whether the purchase of securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of Section 4975 of the Internal Revenue Code.

The U.S. Department of Labor final plan asset regulations, as subsequently modified by Section 3(42) of ERISA, provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans or other “benefit plan investors” (as defined in Section 3(42) of ERISA) are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and either registered under the federal securities laws or sold to the plan as part of a public offering under certain conditions;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above, and IRAs that are subject to ERISA or Section 4975 of the Internal Revenue Code, and any entities whose underlying assets include “plan assets” by reason of a plan’s investments in the entity.

Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (1) and (2) above. Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

Governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans (as defined in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code, may nevertheless be subject to a Similar Law. Fiduciaries of any such plans also should consult with their counsel before purchasing any common units.

Representation

By purchase or acceptance of the securities, each purchaser and subsequent transferee of the securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the securities constitutes assets of any employee benefit plan or (ii) the purchase and holding (and any conversion, if applicable) of the securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation under any applicable Similar Laws.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective common unitholders and is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective common unitholder to vary substantially from those described below, possibly on a retroactive basis. A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the preferred units and the debt securities will be set forth in a prospectus supplement relating to the offering of such units or securities. Unless the context otherwise requires, references in this section to “we,” “us” or “the Partnership” are references to Sunoco LP and its subsidiaries.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. insofar as they relate to matters of U.S. federal income tax law and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax that may be applicable to certain unitholders. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under “—State, Local and Other Tax Considerations.” Furthermore, this section focuses on common unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase common units in this offering, who do not materially participate in the conduct of our business activities and who hold such common units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds.

Accordingly, we encourage each prospective common unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences that are particular to that unitholder resulting from ownership or disposition of our common units and potential changes in applicable tax laws.

We are relying on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the Internal Revenue Service (the “IRS”) or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our common unitholders and ET because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues:

•

the treatment of a unitholder whose common units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of common units) (please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans”);

•

whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Units—Allocations Between Transferors and Transferees”); and

•	whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Taxation of the Partnership

Partnership Status

We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, subject to the discussion below under “—Administrative Matters—Information Returns and Audit Procedures”, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our common unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the common unitholder had earned such income directly, even if we make no cash distributions to the common unitholder. Distributions we make to a common unitholder will not give rise to income or gain taxable to such unitholder, unless the amount of cash or marketable securities treated as cash distributed exceeds the unitholder’s adjusted tax basis in its common units. Please read “—Tax Consequences of Unit Ownership—Treatment of Distributions” and “—Disposition of Units”).

Section 7704 of the Code generally provides that publicly-traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly-traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the processing, refining, transportation and marketing of certain minerals and natural resources, including crude oil, natural gas and other products of a type that are produced in a petroleum refinery or natural gas processing plant, the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, real property rents, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5% of our current gross income is not qualifying income; however, this estimate could change from time to time.

No ruling has been or will be sought from the IRS with respect to our classification as a partnership for federal income tax purposes or as to the classification of our partnership and limited liability company operating subsidiaries. Instead we have relied on the opinion of Vinson & Elkins L.L.P. that, based upon the Code, existing Treasury Regulations, published revenue rulings and court decisions and representations described below, the Partnership and each of our partnership and limited liability company operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be classified as a partnerships or disregarded as an entity separate from us for federal income tax purposes.

In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and our general partner, including, without limitation:

(a) Neither we nor any of our partnership or limited liability company operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., has elected or will elect to be treated as a corporation for federal income tax purposes; and

(b) For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code.

We believe that these representations are true and will be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our common unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income by our common unitholders or us so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress have proposed and considered substantive changes to the existing federal income tax laws that would affect publicly-traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.

It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our common units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our common unitholders.

At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our common units. Any distribution made to a unitholder at a time when we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s adjusted tax basis in its units (determined separately for each unit), and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

Common Unitholders who are admitted as limited partners of Sunoco LP will be treated as partners of Sunoco LP for federal income tax purposes. In addition, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Sunoco LP for federal income tax purposes. In addition, a beneficial owner of units whose common units have been transferred to a short seller to complete a short sale would appear to lose their status as a partner with respect to such common units for U.S. federal income tax purposes. For a discussion related to the risks of losing partner status as a result of securities loans, please read “—Treatment of Securities Loans.”

Income, gain, deductions or losses would not appear to be reportable by a common unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a common unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. Common Unitholders who are not treated as partners in us as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections of Unitholder Taxes” and “—Administrative Matters—Information Returns and Audit Procedures”, and assuming our general partner does not make an election for us to be taxed as a corporation as a result of a change in law, we will not pay any federal income tax. Rather, each common unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a common unitholder even if that common unitholder has not received a cash distribution.

Treatment of Distributions

Distributions made by us to a common unitholder generally will not be taxable to the common unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the common unitholder’s tax basis in its common units, in which case the common unitholder generally will recognize gain taxable in the manner described below under “—Disposition of Units.”

Any reduction in a common unitholder’s share of our “nonrecourse liabilities” (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that common unitholder. A decrease in a common unitholder’s percentage interest in us because of our issuance of additional common units may decrease such common unitholder’s share of our nonrecourse liabilities. For purposes of the foregoing, a common unitholder’s share of our nonrecourse liabilities generally will be based upon such unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the common unitholder’s share of our profits. Please read “—Disposition of Units.”

A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a common unitholder to recognize ordinary income if the distribution reduces the common unitholder’s share of our “unrealized receivables,” including depreciation recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the common unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the common unitholder’s recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the common unitholder’s tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Basis of Units

A unitholder’s tax basis in its common units initially will be the amount paid or treated as paid for those units increased by the common unitholder’s initial allocable share of our liabilities. That basis generally will be (i) increased by the common unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the common unitholder, the common unitholder’s share of our losses, any decreases in its share of our liabilities, and the amount of any excess business interest allocated to the common unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Limitations on Deductibility of Losses

A common unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the common unitholder’s adjusted tax basis in its common units, and (ii) in the case of a common unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the common unitholder is considered to be “at risk” with respect to our activities. A common unitholder will be at risk to the extent of its adjusted tax basis in its common units, reduced by (1) any portion of that basis attributable to the common unitholder’s share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the common unitholder borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in us, is related to another common unitholder or can look only to the common units for repayment. A common unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a common unitholder’s share of nonrecourse liabilities) cause the common unitholder’s at risk amount to be less than zero at the end of any taxable year.

Losses disallowed to a common unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the common unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of our common units, any gain recognized by a common unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a common unitholder’s salary or active business income.

In addition to the basis and at risk limitations, passive activity loss limitations limit the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us and will not be available to offset income from other passive activities or investments, or salary or active business income. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

For taxpayers other than corporations in taxable years beginning after December 31, 2020, and before January 1, 2026, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 (increased by the applicable inflation adjustment) for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a common unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such common unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a common unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a common unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our common unitholders is determined without regard to such unitholder’s distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder’s distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.

To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our common unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each common unitholder in accordance with their percentage interest in us, but such amount of “excess business interest” will not be currently deductible. Subject to certain limitations and adjustments to a common unitholder’s basis in its common units, this excess business interest may be carried forward and deducted by a common unitholder in a future taxable year. Further, a common unitholder’s basis in his or her common units will generally be increased by the amount of any excess business interest upon a disposition of such common units.

In addition to this limitation on the deductibility of a partnership’s business interest, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness allocable to property held for investment;

•	interest expense allocated against portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

The computation of a common unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A common unitholder’s share of a publicly-traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our ET, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or ET. Where the tax is payable on behalf of all common unitholders or we cannot determine the specific common unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current common unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a common unitholder, in which event the common unitholder may be entitled to claim a refund of the overpayment amount. Please read

“—Administrative Matters—Information Returns and Audit Procedures”. Each common unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.

Allocation of Income, Gain, Loss and Deduction

Except as described below, our items of income, gain, loss and deduction will be allocated among our common unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our ET, gross income will be allocated to ET to the extent of these distributions.

Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our common units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the common unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other common unitholders.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a common unitholder’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a common unitholder’s share of an item will be determined on the basis of the common unitholder’s interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the common unitholder’s relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Units—Allocations Between Transferors and Transferees,” allocations of income, gain, loss or deduction under our partnership agreement will be given effect for federal income tax purposes.

Treatment of Securities Loans

A unitholder whose common units are the subject of a securities loan (for example, a loan to a “short seller” to cover a short sale of common units) may be treated as having disposed of those common units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those common units would not be reportable by the lending common unitholder, and (ii) any cash distributions received by the lending common unitholder as to those common units may be treated as ordinary taxable income.

Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its common units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its common units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its common units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively. These rates are subject to change by new legislation at any time.

In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a common unitholder’s allocable share of our income and gain realized by a such unitholder from a sale of such units (without taking into account the 20% deduction discussed below). In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, an individual common unitholder is entitled to a deduction equal to 20% of his or her allocable share of our “qualified business income.” For purposes of this deduction, our “qualified business income” is equal to the sum of:

•

the net amount of our U.S. items of income, gain, deduction, and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends); and

•

any gain recognized upon a disposition of our common units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” and is thus treated as ordinary income under Section 751 of the Code.

Section 754 Election

We have made the election permitted by Section 754 of the Code that permits us to adjust the tax basis in each of our assets as to specific purchasers of our common units under Section 743(b) of the Code to reflect the common unit purchase price upon subsequent purchases of common units. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to a common unitholder who purchases common units from or exchanges common units with another common unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant common unit purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us. For purposes of this discussion, a common unitholder’s basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all common unitholders and (2) its Section 743(b) adjustment to that tax basis (which may be positive or negative).

Under our partnership agreement, we are authorized to take a position to preserve the uniformity of common units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of common unitholders purchasing common units from us and common unitholders purchasing from other common unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of common units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read “—Uniformity of Units.”

The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment to preserve the uniformity of common units due to the lack of controlling authority. Because a common unitholder’s adjusted tax basis for its common units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s tax basis in its common units, and may cause the common unitholder to understate gain or overstate loss on any sale of such common units. Please read “—Disposition of Units—Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of common units may be increased without the benefit of additional deductions.

The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any common unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each common unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Units—Recognition of Gain or Loss.”

The costs we incur in offering and selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “Disposition of Units – Recognition of Gain or Loss.”

We are allowed a first-year bonus depreciation deduction equal to 100% of the adjusted basis of certain depreciable property acquired and placed in service after September 27, 2017 and before January 1, 2023. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year. Under a transition rule, we can also elect to apply a 50% bonus depreciation deduction instead of the 100% deduction for our first taxable year ending after September 27, 2017.

Valuation and Tax Basis of Each of Our Properties

The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a common unitholder could change, and such common unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

A unitholder will be required to recognize gain or loss on a sale or exchange of a common unit equal to the difference, if any, between the unitholder’s amount realized and the adjusted tax basis in the common unit sold (taking into account any basis adjustments attributable to previously disallowed interest deductions). A unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the common unit sold or exchanged. Because the amount realized includes a common unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a common unit could result in a tax liability in excess of any cash received from such sale or exchange.

Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a common unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of common units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a common unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a common unit. Thus, a common unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a common unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

For purposes of calculating gain or loss on the sale or exchange of a common unit, the common unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its common unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of such units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis common units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific common units sold for purposes of determining the holding period of the common units transferred. A unitholder electing to use the actual holding period of any common unit transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A unitholder considering the purchase of additional common units or a sale or exchange of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans.”

Allocations Between Transferors and Transferees

In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the common unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the common unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.

A unitholder who disposes of common units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition (and any other month during the quarter to which such cash distribution relates and the holder held common units on the first day of such month) but will not be entitled to receive a cash distribution for that period.

Notification Requirements

A unitholder who sells or exchanges any of its common units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of the transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Units

Because we cannot match transferors and transferees of common units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our common units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our common units. These positions may include reducing the depreciation, amortization or loss deductions to which a common unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some common unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.

A unitholder’s adjusted tax basis in common units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read “— Disposition of Units—Recognition of Gain or Loss” and “—Tax Consequences of Unit Ownership—Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our common units. If such a challenge were sustained, the uniformity of common units might be affected, and, under some circumstances, the gain from the sale of our common units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of our common units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt common unitholder. Each prospective common unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our common units.

Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our common units. Furthermore, Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate common unitholder is a “qualified resident.” In addition, this type of common unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A Non-U.S. Unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, all of a Non-U.S. Unitholder’s gain from the sale or other disposition of our common units would be treated as effectively connected with a common unitholder’s indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership common units regularly traded on an established securities market will not prevent a Non-U.S. Unitholder from being subject to U.S. federal income tax on gain from the sale or disposition of its common units to the extent such gain is effectively connected with a U.S. trade or business. We expect substantially all of the gain from the sale or disposition of our common units to be treated as effectively connected with a U.S. trade or business.

Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, recently issued Treasury regulations provide that the “amount realized” on a transfer of an interest in a publicly traded partnership, such as our common units, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. The Treasury regulations further provide that withholding on a transfer of an interest in a publicly traded partnership will not be imposed on a transfer that occurs prior to January 1, 2022. For a transfer of interests in a publicly traded partnership that is effected through a broker on or after January 1, 2022, the obligation to withhold is imposed on the transferor’s broker. Prospective foreign common unitholders should consult their tax advisors regarding the impact of these rules on an investment in our common units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each common unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each common unitholder’s share of income, gain, loss and deduction. We cannot assure our common unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective common unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our common units. Adjustments resulting from an IRS audit may require each common unitholder to adjust a prior year’s tax liability, and may result in an audit of the common unitholder’s own return. Any audit of a common unitholder’s return could result in adjustments unrelated to our returns.

If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our current and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

Generally, we expect to elect to have our general partner, current and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our current and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our then current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our unitholders might be substantially reduced.

The Code requires us to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. We have designated our general partner as the Partnership Representative. Any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our common unitholders.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on withholdable payments, including interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of any property of a type which could produce interest or dividends from sources within the United States (“Gross Proceeds”) on or after January 1, 2019, proposed Treasury Regulations provide that such payments of Gross Proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

To the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), a common unitholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its common units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above. Each prospective common unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	a statement regarding whether the beneficial owner is:

•	a non-U.S. person;

•	a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on any units such broker or financial institution acquires, holds or transfers for its own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of our units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local and Other Tax Considerations

In addition to federal income taxes, common unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the common unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider the potential impact of such taxes on its investment in us.

A common unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such common unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction’s filing and payment requirement. Further, a common unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such common unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a common unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular common unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident common unitholder from the obligation to file an income tax return.

It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his, her or its investment in us. We strongly recommend that each prospective common unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local, and non-U.S., as well as federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds and distributions on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Vinson & Elkins L.L.P. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sunoco LP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Sunoco LP and subsidiaries as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Energy Transfer Operating, L.P. and subsidiaries as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)(2)
FINRA filing fee	$(2)
The New York Stock Exchange supplemental listing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(1)(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Sunoco LP

The section of the prospectus entitled “Our Partnership Agreement—Indemnification” is incorporated herein by reference. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Sunoco Finance Corp.

Sunoco Finance Corp. (“Sunoco Finance”) is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Sunoco Finance’s certificate of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of Sunoco Finance in additional capacities, will be indemnified to the fullest extent permitted under the DGCL. Sunoco Finance may also indemnify any employee or agent to the fullest extent permitted by the DGCL.

Subsidiary Guarantors

Delaware

Each of Aloha Petroleum LLC, Sunoco, LLC, Sunoco Caddo LLC, Sunoco NLR LLC, Sunoco Refined Products LLC and Sunmarks, LLC, is a Delaware limited liability company (each, a “Delaware LLC”). Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC contains indemnification provisions that generally provide that such Delaware LLC will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which the Delaware LLC may incur as a result of being or having been a member, director or officer of the Delaware LLC or an officer, director, stockholder, manager, member or partner of the Delaware LLC’s member, or while serving in a similar capacity at the request of the Delaware LLC, and may advance to them or reimburse them for expenses incurred in connection therewith.

Hawaii

Aloha Petroleum, Ltd. (“APL”) is a Hawaii corporation. Section 414-242 of the Hawaii Business Corporation Act (the “HBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

•

the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation;

•	in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or

•	the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.

Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Further, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

•

by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director’s judgment when voting on the decision being made;

•	by special legal counsel; or

•	by a majority vote of the shareholders.

Under Section 414-247 of the HBCA, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

•	to the same extent as a director; and

•

if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer. Further, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the HBCA and may apply to a court under Section 414-245 of the HBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

The HBCA also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions, except as limited by Section 414-32 of the HBCA.

APL’s articles of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of APL in additional capacities, will be indemnified to the fullest extent permitted under the HBCA. APL may also indemnify any employee or agent to the fullest extent permitted by the HBCA.

Pennsylvania

Sunoco Retail LLC (“SUN Retail”) is a Pennsylvania limited liability company. Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 (the “PLLCL”) provides that, subject to standards and limitations set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person in defending any action or proceeding against which indemnification may be made in advance of final disposition of the proceeding. Section 8945(b) of the PLLCL prohibits indemnification in cases where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and the certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

The operating agreement of SUN Retail generally provides that SUN Retail will indemnify its sole member, managers, officers or authorized representatives (the “Covered Persons”) to the fullest extent permitted law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the Covered Person (including without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with SUN Retail, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Covered Person.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Limited Partnership of Sunoco LP dated as of May 8, 2018 (Incorporated by reference to Exhibit 3.1 of the quarterly report on Form 10-Q (File Number 001-35653) filed by the registrant on May 10, 2018)

3.2	First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated September 25, 2012 (Incorporated by reference to Exhibit 3.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on September 25, 2012)

3.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated October 27, 2014 (Incorporated by reference to Exhibit 3.2 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on October 28, 2014)

3.4	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated July 31, 2015 (Incorporated by reference to Exhibit 3.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on August 6, 2015)

3.5	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated January 1, 2016 (Incorporated by reference to Exhibit 3.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on January 5, 2016)

3.6	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated June 6, 2016 (Incorporated by reference to Exhibit 3.2 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on June 8, 2016)

3.7	Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated March 30, 2017 (Incorporated by reference to Exhibit 3.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on March 31, 2017)

3.8	Amendment No. 6 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP dated May 8, 2018 (Incorporated by reference to Exhibit 3.2 of the quarterly report on Form 10-Q (File Number 001-35653) filed by the registrant on May 10, 2018)

3.9	Amendment No. 7 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated August 6, 2019 (Incorporated by reference to Exhibit 3.1 of the quarterly report on Form 10-Q (File Number 001-35653) filed by the registrant on August 8, 2019)

3.10	Certificate of Formation of Susser Petroleum Partners GP LLC (Incorporated by reference to Exhibit 3.4 of the registration statement on Form S-1 (File Number 333-182276), as amended, originally filed by the registrant on June 22, 2012)

3.11	Certificate of Amendment to the Certificate of Formation of Susser Petroleum Partners GP LLC (Incorporated by reference to Exhibit 3.3 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on October 28, 2014)

3.12	Amended and Restated Limited Liability Company Agreement of Susser Petroleum Partners GP LLC, dated September 25, 2012 (Incorporated by reference to Exhibit 3.2 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on September 25, 2012)

3.13	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Susser Petroleum Partners GP LLC (Incorporated by reference to Exhibit 3.4 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on October 28, 2014)

3.14	Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Sunoco GP LLC dated as of June 6, 2016 (Incorporated by reference to Exhibit 3.3 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on June 8, 2016)

Exhibit No.	Description

3.15	Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of Sunoco GP LLC dated as of May 8, 2018 (Incorporated by reference to Exhibit 3.3 of the quarterly report on Form 10-Q (File Number 001-35653) filed by the registrant on May 10, 2018)

4.1	Registration Rights Agreement, dated as of March 31, 2016, by and among Sunoco LP and Energy Transfer Equity, L.P. (Incorporated by reference to Exhibit 4.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on April 1, 2016)

4.2	Indenture, dated January 23, 2018, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee, dated January 23, 2018 (4.875% Senior Notes Due 2023, 5.500% Senior Notes Due 2026 and 5.875% Senior Notes Due 2028) (Incorporated by reference to Exhibit 4.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on January 29, 2018)

4.3	First Supplemental Indenture, dated as of January 24, 2019 by and among Sunoco LP, Sunoco Finance Corp, the subsidiary guarantors party thereto and AMID Refined Products LLC, AMID Caddo LLC, AMID NLR LLC, as guarantors, and U.S. Bank, N.A., as trustee (4.875% Senior Notes Due 2023, 5.500% Senior Notes Due 2026 and 5.875% Senior Notes Due 2028) (Incorporated by reference to Exhibit 4.4 of the annual report on Form 10-K filed by the registrant on February 22, 2019)

4.4	Indenture, dated as of March 14, 2019, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee (6.000% Senior Notes Due 2027) (Incorporated by reference to Exhibit 4.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on March 14, 2019)

4.5	Indenture, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee, dated November 24, 2020 (4.500% Senior Notes Due 2029) (Incorporated by reference to Exhibit 4.1 of the current report on Form 8-K (File Number 001-35653) filed by the registrant on November 24, 2020)

4.6+	Form of Indenture for senior debt securities

5.1+	Opinion of Vinson & Elkins L.L.P.

8.1+	Opinion of Vinson & Elkins L.L.P. as to tax matters

22.1+	List of Guarantor and Issuer Subsidiaries

23.1+	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2+	Consent of Grant Thornton LLP, independent registered public accounting firm

23.3+	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.4+	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

24.1	Powers of Attorney (incorporated by reference to the signature pages hereto)

25.1+	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture filed as Exhibit 4.6 above.+

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 24, 2021.

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dylan A. Bramhall and Pamela Taylor, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, which are with Sunoco GP LLC, the general partner of Sunoco LP, and on the dates indicated.

SIGNATURE	TITLE (of Sunoco GP LLC)	DATE

/s/ Joseph Kim Joseph Kim	President & Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2021

/s/ Dylan A. Bramhall Dylan A. Bramhall	Chief Financial Officer (Principal Financial Officer)	September 24, 2021

/s/ Rick J. Raymer Rick J. Raymer	Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	September 24, 2021

/s/ Matthew S. Ramsey Matthew S. Ramsey	Chairman of the Board	September 24, 2021

/s/ James W. Bryant James W. Bryant	Director	September 24, 2021

SIGNATURE	TITLE (of Sunoco GP LLC)	DATE

/s/ Christopher R. Curia Christopher R. Curia	Director	September 24, 2021

/s/ Imad K. Anbouba Imad K. Anbouba	Director	September 24, 2021

/s/ Oscar A. Alvarez Oscar A. Alvarez	Director	September 24, 2021

/s/ David K. Skidmore David K. Skidmore	Director	September 24, 2021

/s/ William P. Williams Williams P. Williams	Director	September 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 24, 2021.

SUNOCO FINANCE CORP.

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dylan A. Bramhall and Pamela Taylor, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Kim Joseph Kim	President, Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2021

/s/ Dylan A. Bramhall Dylan A. Bramhall	Chief Financial Officer (Principal Financial Officer)	September 24, 2021

/s/ Rick J. Raymer Rick J. Raymer	Vice President and Controller (Principal Accounting Officer)	September 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 24, 2021.

SUNOCO, LLC

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dylan A. Bramhall and Pamela Taylor, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Kim Joseph Kim	Chief Executive Officer (Principal Executive Officer)	September 24, 2021

/s/ Dylan A. Bramhall Dylan A. Bramhall	Chief Financial Officer (Principal Financial Officer)	September 24, 2021

/s/ Rick J. Raymer Rick J. Raymer	Vice President and Controller (Principal Accounting Officer)	September 24, 2021

/s/ Joseph Kim Joseph Kim	President & Chief Executive Officer and Director of Sunoco GP LLC, in its capacity as the general partner of Sunoco LP, the sole member of Sunoco, LLC	September 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 24, 2021.

SUNMARKS, LLC
SUNOCO RETAIL LLC

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dylan A. Bramhall and Pamela Taylor, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Kim Joseph Kim	President & Chief Executive Officer (Principal Executive Officer)	September 24, 2021

/s/ Dylan A. Bramhall Dylan A. Bramhall	Chief Financial Officer (Principal Financial Officer)	September 24, 2021

/s/ Rick J. Raymer Rick J. Raymer	Vice President and Controller (Principal Accounting Officer)	September 24, 2021

/s/ Joseph Kim Joseph Kim	Chief Executive Officer of Sunoco, LLC, the sole member of Sunoco Retail LLC President and Chief Executive Officer of Sunoco Retail LLC, the sole member of Sunmarks, LLC	September 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 24, 2021.

SUNOCO REFINED PRODUCTS LLC
SUNOCO CADDO LLC
SUNOCO NLR LLC

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dylan A. Bramhall and Pamela Taylor, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Kim Joseph Kim	Chief Executive Officer (Principal Executive Officer)	September 24, 2021

/s/ Dylan A. Bramhall Dylan A. Bramhall	Chief Financial Officer (Principal Financial Officer)	September 24, 2021

/s/ Rick J. Raymer Rick J. Raymer	Vice President and Controller (Principal Accounting Officer)	September 24, 2021

/s/ Joseph Kim Joseph Kim	Chief Executive Officer of Sunoco Refined Products LLC, the sole member of each of Sunoco Caddo LLC and Sunoco NLR LLC	September 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 24, 2021.

ALOHA PETROLEUM, LTD.

By:	/s/ Brian A. Hand
Brian A. Hand
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dylan A. Bramhall and Pamela Taylor, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brian A. Hand Brian A. Hand	President & Director (Principal Executive Officer)	September 24, 2021

/s/ Timothy Lum Timothy Lum	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 24, 2021

/s/ Arnold D. Dodderer Arnold D. Dodderer	Director	September 24, 2021

/s/ Robert S. Hood Robert S. Hood	Director	September 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 24, 2021.

ALOHA PETROLEUM LLC

By:	/s/ Brian A. Hand
Brian A. Hand
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dylan A. Bramhall and Pamela Taylor, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brian A. Hand Brian A. Hand	President (Principal Executive Officer)	September 24, 2021

/s/ Dylan A. Bramhall Dylan A. Bramhall	Chief Financial Officer (Principal Financial Officer)	September 24, 2021

/s/ Rick J. Raymer Rick J. Raymer	Vice President and Controller (Principal Accounting Officer)	September 24, 2021